Exhibit 99

Press Release

Horizon Offshore Reports Third Quarter Results

HOUSTON, Nov. 13, 2003 (PRIMEZONE) -- Horizon Offshore, Inc. (NasdaqNM: HOFF - News) today reported a net loss for the quarter ended September 30, 2003 of $(0.3) million, or $(0.01) per share-diluted. This compares with net income of $1.8 million, or $0.07 per share-diluted, for the third quarter of 2002. For the third quarter of 2003, gross profit was $7.5 million, or 9.4 percent, on contract revenues of $79.8 million, compared with gross profit of $11.6 million, or 17.9 percent, on contract revenues of $65.0 million for the third quarter of 2002.

Horizon also reported a net loss for the nine months ended September 30, 2003 of $(7.3) million, or $(0.28) per share-diluted. This compares with net income of $4.8 million, or $0.19 per share-diluted for the nine months ended September 30, 2002. Gross profit was $9.3 million or 4.5 percent on contract revenues of $204.8 million for the first nine months of 2003, compared with gross profit of $26.2 million or 13.4 percent on contract revenues of $195.4 million for the first nine months of 2002. Pre-tax net loss was $(15.6) million, with an income tax benefit of $(8.3) million for the first nine months of 2003, compared with pre-tax net income of $7.0 million and an income tax provision of $2.2 million for last year.

Revenues for the quarter increased due to major projects in the Northeastern U.S., Southeast Asia and an 83-mile pipeline installation and burial project in the U.S. Gulf of Mexico, which offset the decline in revenues on Pemex projects and reduced demand for marine construction in the U. S. Gulf of Mexico. However, gross profit was lower due to continued low levels of overall vessel utilization, adverse weather conditions and lower profit margins on the projects in the Northeastern U.S. and Southeast Asia. Also, the suspension of operations in Nigeria, followed by the adverse weather season in this region, negatively impacted revenues and margins during the second and third quarters of 2003. Horizon resumed operations in Nigeria in October 2003.

``We are encouraged by the further penetration into new geographic regions for the quarter from projects in the Northeastern U. S. and Southeast Asia; however, we were disappointed with gross profit margins which declined due to extremely competitive market conditions. We believe our projects in Southeast Asia and recommencing work in Nigeria should help offset continued reduced domestic demand and seasonality. In 2003, we have taken initiatives to enhance profitability through productivity, further implementation of value chain management and a reduction in expense levels in response to the challenging business environment and competitive conditions in the marine construction industry. We will continue to stay focused on our project management and execution to deliver quality service to our customers'', said Bill J. Lam, President and Chief Executive Officer.

Horizon and its subsidiaries provide marine construction services for the offshore oil and gas industry in the U.S. Gulf of Mexico, West Africa, Southeast Asia, and Latin America. The company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas and other subsea production systems, and the installation and disassembling of production platforms.

This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: Pemex's approval of claims and the outcome of related settlement agreements; Horizon's ability to manage liquidity and financing requirements pending the collection of receivables and claims from Pemex; expected loan noncompliance and the need for additional financing; industry conditions and volatility; prices of oil and gas; the company's ability to obtain new projects and the timing of new projects; changes in competitive factors; and other material factors that are described from time to time in the company's filing with the Securities and Exchange Commission.

Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

                                           Horizon Offshore, Inc.

                                    Summary Financial and Operating Data

                                                (Unaudited)

                                Three Months Ended          Nine Months Ended

                                    September 30,             September 30,

                                 2003         2002          2003         2002

                                ----------------------------------------------

                               (In thousands, except share and per share data)

Income Statement Data:

Contract revenues $ 79,770 $ 64,977 $ 204,759 $ 195,371
Cost of contract
revenues 72,301 53,335 195,506 169,142
------- ------- -------- --------
Gross profit 7,469 11,642 9,253 26,229
Selling, general and
administrative
expenses 5,398 5,852 17,297 13,744
------- ------- -------- --------
Operating
income (loss) 2,071 5,790 (8,044) 12,485

Other:
Interest expense, net
of amount
capitalized (2,852) (1,074) (6,800) (3,057)
Interest income 9 22 30 75
Other income
(expense),net (76) (2,085) (776) (2,515)
------- ------- -------- --------
Net income (loss) before
income taxes (848) 2,653 (15,590) 6,988

Income tax
provision
(benefit) (559) 822 (8,296) 2,166
------- ------- -------- --------
Net income
(loss) $ (289) $ 1,831 $ (7,294) $ 4,822
======= ======= ======== ========
Earnings per share:
Net income (loss) per
share - basic $ (0.01) $ 0.07 $ (0.28) $ 0.19
======= ======= ======== ========
Net income (loss) per
share - diluted $ (0.01) $ 0.07 $ (0.28) $ 0.19
======= ======= ======== ========
Weighted average shares used in
computing net income (loss)
per share:

Basic 26,443,222 26,346,163 26,416,182 25,306,301

Diluted 26,443,222 26,347,851 26,416,182 25,624,989

Other Non-GAAP Financial Data:

EBITDA(1) $ 7,296 $ 7,905 $ 5,775 $ 21,174

EBITDA calculation is
as follows:
Net income
(loss) $ (289) $ 1,831 $ (7,294) 4,822
Income tax
provision
(benefit) (559) 822 (8,296) 2,166
Net interest
expense 2,843 1,052 6,770 2,982
Depreciation
and amor-
tization 5,301 4,200 14,595 11,204
------- ------- -------- --------
EBITDA $ 7,296 $ 7,905 $ 5,775 $21,174

(1)   Horizon calculates EBITDA (earnings before interest, income taxes, depreciation and amortization) as net income or loss

excluding income taxes, net interest expense, depreciation and amortization. Earnings include revenues for services for which non-cash consideration is received. EBITDA is not calculated in accordance with Generally Accepted Accounting Principles

(GAAP), but is a non-GAAP measure that is derived from

relevant items in Horizon's GAAP financials. A reconciliation of the non-GAAP measure to Horizon's income statement is

included above. Horizon believes EBITDA is a commonly applied measurement of financial performance. Horizon believes EBITDA is useful to investors because it gives a measure of

operational performance without taking into account items

that Horizon does not believe relate directly to operations

- such as depreciation and amortization, which are typically based on predetermined asset lives, and thus not indicative of operational performance, or that are subject to variations

that are not caused by operational performance - such as tax rates or interest rates. This non-GAAP measure is not intended to be a substitute for GAAP measures, and investors are

advised to review this non-GAAP measure in conjunction with

GAAP information provided by Horizon.

Contact:

            Horizon Offshore, Inc.

            David W. Sharp

            (713) 361-2630